Exhibit 99.2

PENN VIRGINIA CORPORATION AND SUBSIDIARIES

TRANSACTION DESCRIPTION FOR THE UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

On August 31, 2015, Penn Virginia Corporation (the “Company”), through its indirect wholly owned subsidiary, Penn Virginia Oil & Gas, L.P. (“PVOG”), completed the previously announced sale of all of PVOG’s East Texas and North Louisiana oil and gas assets to Covey Park Energy LLC for $74.5 million in cash (the “Transaction”). The purchase price for the Transaction is subject to adjustment to reflect the effective date of the Transaction of May 1, 2015. The oil and gas assets subject to the Transaction are located in Harrison, Marion and Panola Counties in Texas and Bossier and Caddo Parishes in Louisiana.

The purchase and sale agreement provided for certain adjustments to the purchase price based upon revenue and expenses attributable to the time after the effective date of May 1, 2015. The estimated amount of these adjustments is given effect in the pro forma condensed consolidated financial statements.

The following unaudited pro forma condensed consolidated financial statements and explanatory notes present the financial statements of the Company assuming the Transaction occurred as of June 30, 2015 with respect to the balance sheet and as of January 1, 2014 with respect to the statements of operations for the six months ended June 30, 2015 and the year ended December 31, 2014.

PENN VIRGINIA CORPORATION AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET - unaudited

(in thousands, except per share data)

	As of June 30, 2015
	Historical	Pro Forma Adjustments		Pro Forma
Assets
Current assets
Cash and cash equivalents	$4,441	$72,556	(a)	$76,997
Accounts receivable, net of allowance for doubtful accounts	104,636	—		104,636
Derivative assets	80,372	—		80,372
Other current assets	8,381	(248	)(b)	8,133

Total current assets	197,830	72,308		270,138
Property and equipment, net (successful efforts method)	1,888,892	(32,323	)(c)	1,856,569
Derivative assets	19,546	—		19,546
Other assets	6,322	—		6,322

Total assets	$2,112,590	$39,985		$2,152,575

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$197,889	$—		$197,889
Derivative liabilities	—	—		—

Total current liabilities	197,889	—		197,889
Other liabilities	117,582	(3,696	)(d)	113,886
Deferred income taxes	4,838	73	(e)	4,911
Long-term debt, net of unamortized issuance costs	1,264,363	—		1,264,363

Shareholders’ equity:
Preferred stock of $100 par value - 100,000 shares authorized; Series A - 7,945 shares issued and Series B - 32,500 shares issued	4,044	—		4,044
Common stock of $0.01 par value - 128,000,000 shares authorized; 71,676,606 shares issued	530	—		530
Paid-in capital	1,207,854	—		1,207,854
Accumulated deficit	(684,604)	43,608	(f)	(640,996)
Deferred compensation obligation	3,354	—		3,354
Accumulated other comprehensive income	228	—		228
Treasury stock - 293,426 shares of common stock	(3,488)	—		(3,488)

Total shareholders’ equity	527,918	43,608		571,526

Total liabilities and shareholders’ equity	$2,112,590	$39,985		$2,152,575

PENN VIRGINIA CORPORATION AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS - unaudited

(in thousands)

	For the Six Months Ended June 30, 2015
	Historical	Pro Forma Adjustments		Pro Forma
Revenues
Crude oil	$129,840	$(1,119	)(g)	$128,721
Natural gas liquids (NGLs)	10,587	(1,018	)(g)	9,569
Natural gas	15,831	(4,204	)(g)	11,627
Loss on sales of property and equipment	(25)	—		(25)
Other, net	1,910	(638	)(g)	1,272

Total revenues	158,143	(6,979)		151,164
Operating expenses
Lease operating	22,476	(2,621	)(g)	19,855
Gathering, processing and transportation	13,881	(1,055	)(g)	12,826
Production and ad valorem taxes	9,656	(411	)(g)	9,245
General and administrative	23,449	—		23,449
Exploration	10,249	(898	)(g)	9,351
Depreciation, depletion and amortization	176,206	(1,102	)(h)	175,104
Impairments	1,084	—		1,084

Total operating expenses	257,001	(6,087)		250,914

Operating loss	(98,858)	(892)		(99,750)
Other income (expense)
Interest expense	(45,036)	—		(45,036)
Derivatives	7,372	—		7,372
Other	(542)	—		(542)

Loss from continuing operations before income taxes	(137,064)	(892)		(137,956)
Income tax (expense) benefit	(230)	1	(j)	(229)

Net loss	(137,294)	(891)		(138,185)
Preferred stock dividends	(12,134)	—		(12,134)

Net loss from continuing operations attributable to common shareholders	$(149,428)	$(891)		$(150,319)

Loss from continuing operations per share:
Basic	$(2.07)			$(2.08)
Diluted	$(2.07)			$(2.08)

Weighted average shares outstanding:
Basic	72,330			72,330
Diluted	72,330			72,330

PENN VIRGINIA CORPORATION AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS - unaudited

(in thousands)

	For the Year Ended December 31, 2014
	Historical	Pro Forma Adjustments		Pro Forma
Revenues
Crude oil	$420,286	$(4,852	)(g)	$415,434
Natural gas liquids (NGLs)	34,552	(5,440	)(g)	29,112
Natural gas	58,044	(17,876	)(g)	40,168
Gain on sales of property and equipment	120,769	—		120,769
Other, net	3,122	(1,471	)(g)	1,651

Total revenues	636,773	(29,639)		607,134
Operating expenses
Lease operating	48,298	(10,413	)(g)	37,885
Gathering, processing and transportation	18,294	(1,929	)(g)	16,365
Production and ad valorem taxes	27,990	(1,126	)(g)	26,864
General and administrative	49,005	—		49,005
Exploration	17,063	(3,936	)(g)	13,127
Depreciation, depletion and amortization	300,299	(38,628	)(h)	261,671
Impairments	791,809	(617,348	)(i)	174,461

Total operating expenses	1,252,758	(673,380)		579,378

Operating income (loss)	(615,985)	643,741		27,756
Other income (expense)
Interest expense	(88,831)	—		(88,831)
Derivatives	162,212	—		162,212
Other	1,334	—		1,334

Income (loss) from continuing operations before income taxes	(541,270)	643,741		102,471
Income tax (expense) benefit	131,678	(156,607	)(j)	(24,929)

Net income (loss)	(409,592)	487,134		77,542
Preferred stock dividends	(17,148)	—		(17,148)
Induced conversion of preferred stock	(4,256)	—		(4,256)

Net income (loss) from continuing operations attributable to common shareholders	$(430,996)	$487,134		$56,138

Loss from continuing operations per share:
Basic	$(6.26)			$0.81
Diluted	$(6.26)			$0.81
Weighted average shares outstanding:
Basic	68,887			68,887
Diluted	68,887			95,487

PENN VIRGINIA CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements and explanatory notes present the financial statements of Penn Virginia Corporation and subsidiaries (the “Company”) assuming the Transaction, as described in the Description of Transaction preceding these pro forma financial statements, occurred as of June 30, 2015 with respect to the balance sheet and as of January 1, 2014 with respect to the statements of income for the six months ended June 30, 2015 and the year ended December 31, 2014.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to represent what the financial position or results of operations of the Company would have been had the Transaction occurred on the dates noted above, or to project the financial position or results of operations of the Company for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments are directly attributable to the Transaction and are expected to have a continuing impact on the results of operations of the Company. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial statements have been made.

The following are descriptions of the columns included in the accompanying unaudited pro forma condensed consolidated financial statements:

Historical – Represents the historical condensed consolidated balance sheet of the Company as of June 30, 2015 and the historical condensed consolidated statements of operations of the Company for the six months ended June 30, 2015 and the year ended December 31, 2014.

Pro Forma Adjustments – Represents the adjustments to the historical condensed consolidated financial statements required to derive the pro forma financial position of the Company as of June 30, 2015, assuming the Transaction occurred as of June 30, 2015, and the pro forma results of operations of the Company for the six months ended June 30, 2015 and the year ended December 31, 2014, assuming the Transaction occurred as of January 1, 2014.

2.	Pro Forma Adjustments

Condensed Consolidated Balance Sheet

(a)	To record (i) the gross cash proceeds ($75 million) of the Transaction, minus (ii) the excess ($0.7 million) of estimated revenues over recoverable expenses attributable to the disposed assets for the period from the effective date to the closing date, minus (iii) reductions to the purchase price for title defects ($0.5 million), minus (iv) transaction fees and other related closing costs ($1.3 million).
(b)	To reduce tubular inventory and well materials by the carrying value of the disposed assets as of June 30, 2015.

(c)	To reduce property and equipment by the carrying value of the disposed assets as of June 30, 2015.
(d)	To eliminate asset retirement obligations attributable to the disposed assets as of June 30, 2015.
(e)	To provide for an income tax provision for the effects of the pro forma adjustments at the effective tax rate as of June 30, 2015. The effective tax rate was 0.2% as of June 30, 2015. This tax rate is substantially lower than the statutory rate due primarily to continuing net operating losses. The Company has determined that it is more likely than not that some portion or all of its deferred income tax assets will not be realized. The effective tax rate for the period primarily represents combined state deferred income tax expense.
(f)	To record a net gain on the sale of the disposed assets as of June 30, 2015.

Condensed Consolidated Statements of Operations

(g)	To eliminate the revenues and direct operating expenses associated with the disposed assets subject to the Transaction.
(h)	To reverse depreciation, depletion and amortization related to the disposed assets.
(i)	To reverse impairment charges related to the disposed assets.
(j)	To adjust income tax expense for the effects of the pro forma adjustments at the applicable effective tax rates of 0.2% for the six months ended June 30, 2015 and 24.3% for the year ended December 31, 2014.